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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported)   July 17, 2000
                                                    -------------------


                               Color Imaging, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)



          Delaware                       0-18450                13-3453420
----------------------------     -----------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)



4350 Peachtree Blvd., Suite 100, Norcross, Georgia                30071
--------------------------------------------------              ----------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code        (770) 840-1090
                                                  ----------------------------


                            Advatex Associates, Inc.
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On May 16, 2000, Color Imaging, Inc., formerly known as Advatex Associates, Inc. (the "Registrant"), Logical Acquisition Corp. ("LAC"), Color Acquisition Corp. ("CAC"), Logical Imaging Solutions, Inc. ("Logical") and Color Image, Inc. ("Color") entered into a Merger Agreement and Plan of Reorganization, as amended ("Merger Agreement") pursuant to which LAC merged with and into Logical and CAC merged with and into Color (the "Merger"). Pursuant to the Merger Agreement, shareholders of Logical and Color exchanged their shares for shares of common stock of the Registrant. Logical shareholders converted their shares into shares of common stock of the Registrant at the ratio of 1.84843 shares of common stock of the Registrant for each one share of Logical. Color shareholders converted their shares into shares of common stock of the Registrant at the ratio of 15 shares of common stock of the Registrant for each one share of Color. Following the conversion of shares by Logical and Color shareholders, shareholders of Logical and Color owned approximately 85% of the outstanding shares of common stock of the Registrant and shareholders of Advatex before the Merger owned approximately 15%.

     As part of the Merger, the former directors of the Registrant, Joseph Donnolo (also the principal shareholder) and Frank Fitzsimmons resigned and were replaced by the following directors: Dr. Sue-Ling Wang, Michael W. Brennan, Morris C. Van Asperen, Charles R. Allison, Edwin St. Amour, Robert L. Langsam, Jerry J. Wang and Dr. J.T. Lin all of whom were selected by Logical and Color.

     The following table sets forth certain information after giving effect to the issuance of securities as part of the closing of the Merger Agreement with respect to beneficial ownership of the outstanding shares of common stock of the Registrant by the Registrant's directors, executive officers and each person known by the Registrant to own in excess of 5% of the outstanding shares of common stock of the Registrant, and the directors and executive officers as a group. Unless otherwise noted, each person below has personal and sole beneficial ownership of the shares of common stock:


Name of Beneficial Owner           Number of Shares   Percentage of Ownership(1)
------------------------           ----------------   --------------------------
Dr. Sue-Ling Wang                     158,500(2)                 2.3%
Michael W. Brennan                    924,215                   13.2%
Morris C. Van Asperen                 101,664                    1.5%
Charles R. Allison                       --                       --
Edwin St. Amour                       979,668(3)                14.0%
Robert L. Langsam                     138,632(4)                 2.0%
Jerry J. Wang                          60,615                    0.9%
Dr. J.T. Lin                             --                       --

Executive Officers and
Directors as a Group (8 persons)    2,307,841                   33.0%



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----------------

(1)  Excludes warrants exercisable into 371,719 shares of common stock.

(2) Includes 60,000 shares owned by Dr. Wang's four children in which Dr. Wang may be deemed to have pecuniary interest. Dr. Wang disclaims beneficial ownership of such 60,000 shares.

(3) Edwin C. St. Amour holds 979,668 shares as co-trustee (Mr. St. Amour's wife Annette is the other co-trustee) of the St. Amour Revocable Trust.

(4) Includes warrants to purchase 55,453 shares of common stock at an exercise price of $2.70 per share.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 above, pursuant to the Merger Agreement, Logical merged with LAC and Color merged with CAC whereby Logical and Color became wholly-owned subsidiaries of the Registrant. Prior to the Merger, Joseph Donnolo (the former President and director) was the principal stockholder of the Registrant with approximately 60% of the outstanding shares of common stock. After the Merger, shareholders of Logical and Color will each own approximately 43% of the outstanding shares of common stock of the Registrant.

     Since 1993 and prior to the Merger, the Registrant had no active operations. After the Merger, the Registrant will continue the historical businesses of both Logical and Color.

     Logical

     Logical is a provider of high-speed, color, and digital printing systems for commercial applications. Logical designs, manufactures and delivers these printing systems to its customers. Currently, Logical operates in the multi-billion dollar web press equipment market. Logical intends to expand into two other multi-billion dollar markets: the data processing and on-demand markets.

     Logical's product line currently includes TONER150(TM), COLORPRESS(TM) CTS, COLORTONER150(TM), and COLORPRESS(TM) which address the needs of data processing users utilizing Delphax EBI print engines on their web presses. Logical intends to expand its product line by offering print cartridges and erase rod assemblies for web presses. Logical's digital printing solution, called the DIGITALCOLORPRESSTM, includes software for document design, management and production; a printer control unit for the control of multiple printers; and the fastest commercial printing technology available. The system was developed as a high-speed alternative to data processing and offset printing processes.

     Logical expects to sell its products to production printing sites nationwide. Logical intends to grow by expanding and refining its product offerings in the web press market and by entering the data processing and on-demand printing markets.




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     Color

     Color is a provider of toners and consumable products for data processing printers. Color designs, manufactures and delivers specialty toners, including color and MICR magnetic character toners, toner cartridges, cartridge components, photoreceptors and imaging drums.

     Color's product line includes toners and imaging products for printers manufactured by Brother, Canon, H/P, IBM, Lexmark, Sharp and others. Production, product development and support are conducted at a state-of-the-art, 300,000 square foot facility located in Norcross, Georgia.

     Color and Logical have cooperated on the development of OEM compatible toners and toners meeting Logical's specifications for over two years. Color collaborated with Logical to develop TONER150(TM) which competes with the OEM toner developed by Delphax.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not applicable.

ITEM 5. OTHER EVENTS.

     Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     a. Financial Statements of Businesses Acquired will be filed by amendment within the allowable time period.

     b. Pro Forma Financial Information will be included in the amendment referred to above.

     c.   Exhibits:

          2.1 Merger Agreement and Plan of Reorganization dated May 16, 2000, by and between Advatex Associates, Inc., Logical Acquisition Corp., Color Acquisition Corp., Logical Imaging Solutions, Inc., and Color Image, Inc.



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          2.2  Amendment No. 1 to the Merger Agreement and Plan of
               Reorganization dated June 15, 2000.

          2.3 Amendment No. 2 to the Merger Agreement and Plan of Reorganization dated June 26, 2000.

ITEM 8. CHANGE IN FISCAL YEAR.

     Not applicable.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2000                             Color Imaging, Inc.
     ---------------------                  --------------------------
                                                   (Registrant)


                                            /s/ MICHAEL W. BRENNAN
                                            --------------------------
                                            Michael W. Brennan
                                            Chairman and Chief Executive Officer